UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )
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☒	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
MACROGENICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 13, 2021
To the Stockholders of MacroGenics, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of MacroGenics, Inc., a Delaware corporation, will be held on May 13, 2021, at 9:00 a.m. Eastern time. In light of the ongoing COVID-19 pandemic, for the safety of all our stockholders and personnel, and taking into account the various federal, state and local guidance that have been issued, we have determined that the Annual Meeting will be held in a virtual meeting format only via the Internet, with no physical in-person meeting, for the following purposes:
1.To elect three Class II directors listed in the attached proxy materials to hold office until the 2024 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier death, resignation or removal;
2.To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021;
3.To approve, on an advisory basis, the compensation of our named executive officers as disclosed in the attached proxy statement; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The foregoing items of business are more fully described in the proxy statement accompanying this notice.
Only stockholders who owned our common stock at the close of business on March 19, 2021 (the "Record Date"), can vote at the Annual Meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends that you vote FOR the election of the director nominees and FOR Proposal Nos. 2 and 3.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote by Internet, by telephone or by completing, signing and dating the accompanying proxy card and returning it as soon as possible. If you have received and are using an enclosed return envelope, no postage need be affixed if it is mailed in the United States. If you receive more than one notice or more than one proxy card because your shares are registered in different names or addresses, you should vote each set of shares separately to ensure that all of your shares will be voted.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 13, 2021: Our proxy materials and annual report to stockholders are available at www.proxydocs.com/MGNX.

By Order of the Board of Directors

James Karrels
Corporate Secretary
Rockville, Maryland
April 2, 2021

TABLE OF CONTENTS

Information About the Proxy Process and Voting
Proposal No. 1. Election of Directors
Director Compensation
Proposal No. 2. Ratification of Selection of Independent Registered Public Accounting Firm
Audit Committee Report
Proposal No. 3. Advisory Vote on Executive Compensation
Corporate Governance
Certain Relationships and Related Party Transactions
Executive Officers
Executive Compensation Discussion and Analysis
Compensation Committee Report
CEO Pay Ratio Disclosure
Information About Equity Compensation Plans
Security Ownership of Certain Beneficial Owners and Management
Delinquent Section 16(a) Reports
Householding of Proxy Materials
Where You Can Find More Information

MacroGenics, Inc.
9704 Medical Center Drive
Rockville, Maryland 20850
PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD May 13, 2021
We have made available to you this proxy statement and the accompanying proxy card because the Board of Directors (the “Board”) of MacroGenics, Inc. (referred to herein as the “Company”, “MacroGenics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held by means of a virtual format on Thursday, May 13, 2021, at 9:00 a.m. Eastern time.
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 19, 2021 (the “Record Date”), may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person. In order to attend the Annual Meeting, you must register at www.proxydocs.com/MGNX. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability (the “Notice”). If, on the Record Date, you are a beneficial owner of shares held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.
•    This proxy statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
•    The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.
In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone and by email. All costs of the solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.
We are pleased to take advantage of Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our Annual Report on Form 10-K for the year ended December 31, 2020 (the "Annual Report on Form 10-K"), which Annual Report on Form 10-K, together with the additional cover materials, constitutes our 2020 Annual Report to Stockholders (“2020 Annual Report”) and this proxy statement (collectively, the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders the Notice instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by email. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This proxy statement and the Annual Report on Form 10-K is also available in the “Financials & Filings” section of our website at http://ir.macrogenics.com/financial-information. The references to any of our web addresses in this proxy statement are inactive textual references only and do not constitute incorporation by reference of the information contained at or available through these web addresses.
The Notice and the Proxy Materials are first being made available to stockholders on or about April 2, 2021
The only voting securities of MacroGenics are shares of our common stock, of which there were 59,967,099 shares outstanding as of the Record Date. We need the holders of a majority in voting power of these shares of common stock to be present or represented by proxy at the Annual Meeting to have a quorum and conduct business at the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING
Why am I receiving these materials?
You are receiving the notice of Annual Meeting and related Proxy Materials from us because you owned shares of our common stock as of the Record Date for the Annual Meeting. The Board has made these materials available to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting.
This proxy statement describes matters on which you may vote and provides you with other important information so that you can make informed decisions about such matters. You are requested to vote on the proposals described in this proxy statement and are invited to attend the Annual Meeting.
We intend to make our 2020 Annual Report, this proxy statement and the accompanying proxy card available on or about April 2, 2021 to all stockholders of record entitled to vote at the Annual Meeting. Beneficial owners will receive notice and electronic access to these materials, and may request physical copies from their respective brokers, custodians or fiduciaries who are holding the shares on their behalf.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 59,967,099 shares of our common stock issued and outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted. To facilitate timely receipt of your proxy despite any potential systems disruption due to coronavirus (COVID-19), we encourage you to vote by telephone or Internet promptly by following the instructions on the enclosed proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. If you are the beneficial owner of shares held in street name, you will receive instructions from the brokerage firm, bank, dealer or other similar organization that must be followed for that organization to vote your shares per your instructions. Beneficial holders may be required to obtain a legal proxy in order to vote during the meeting.
What are the voting requirements to elect directors and approve the other proposals described in the proxy statement?
The vote required to elect directors and approve each of the matters scheduled for a vote at the Annual Meeting is set forth below:

Proposal	Vote Required	Board Recommendation
1. Election of Class II directors	Plurality of votes cast	FOR
2. Ratification of appointment of Ernst & Young LLP (“Ernst & Young”)	Majority of votes cast	FOR
3. Advisory vote to approve compensation of named executive officers as disclosed in this proxy statement	Majority of votes cast	FOR

Shares voted “Abstain” or “Withhold” will be counted for the purposes of determining whether a quorum has been reached, but will have no effect on the approval of matters considered at the Annual Meeting. Votes may be cast by proxy or at the Annual Meeting. A “plurality” of the votes cast at the meeting for the election of directors means that the nominees who receive the most votes, even if less than a majority, will be the nominees elected by stockholders. A majority of votes cast means that the shares voted in favor of a proposal exceed the shares voted against a proposal.

Who can attend the Annual Meeting?
Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on the Record Date may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person. In order to attend the Annual Meeting, you must register at www.proxydocs.com/MGNX. Upon completing your registration, you will receive further instructions via email from Mediant Communications, Inc. (“Mediant”), including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting. As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice. If, on the Record Date, you are a beneficial owner of shares held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name”. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process. Requests for registration must be received no later than 12:00 a.m., Eastern time, on May 12, 2021.
For the Annual Meeting, how do I ask questions of management and the Board?
Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders. We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
How can I vote at the Annual Meeting?
If you were a stockholder of record as of the Record Date, or you hold a legal proxy provided by your brokerage firm, bank, dealer or other similar organization for the Annual Meeting, you may vote by attending the meeting. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting and provide the control number located on your Notice or proxy card. See “Who Can Attend the Annual Meeting” above.
Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the Annual Meeting. For information on how to vote prior to the Annual Meeting, see “How can I vote my shares without attending the Annual Meeting and what are the voting deadlines?”
How can I vote my shares without attending the Annual Meeting?
Even if you plan to attend the Annual Meeting, we recommend that you vote before the Annual Meeting, as described below, so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting by Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. Submitting a proxy by Internet, telephone or mail prior to the Annual Meeting will not affect your right to attend the Annual Meeting and vote.
If you hold shares in your own name as a stockholder of record, regardless of whether you received your Annual Meeting materials through the mail or via the Internet, you may vote before the Annual Meeting:
•    By Internet. If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card. If you vote by Internet, you do not need to mail in a proxy card.
•    By Telephone. If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card. If you vote by telephone, you do not need to mail in a proxy card.
•    By Mail. If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.
If you vote by Internet or by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior Internet or telephone vote). Your Internet or telephone vote will authorize the named proxies to vote your shares in the same manner as if you completed, signed and returned your proxy card.
If you hold shares in street name, please refer to the information provided by the institution that holds your shares regarding how to provide them with voting instructions. If you beneficially hold your shares in street name and you do not submit specific voting instructions to your broker, your broker may generally vote your shares in its discretion on matters designated as “routine” under rules applicable to broker-dealers. However, a broker cannot vote shares held in street name on matters designated by these rules as “non-

routine,” unless the broker receives specific voting instructions from the beneficial holder. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” below for additional information.
Who counts the votes?
Mediant has been engaged as our independent agent to tabulate stockholder votes as the Inspector of Elections. If you are a stockholder of record, your executed proxy card should be returned directly to Mediant for tabulation. As noted above, if you hold your shares through a broker, your broker will return one proxy card to Mediant on behalf of all its clients.
How are votes counted?
Votes will be counted by Mediant, who will separately count “For” and “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors, Mediant will count the number of “Withheld” votes received for the director nominees. If your shares are held in street name, you will need to obtain a voting instruction form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct the institution that holds your shares to vote your shares. If you do not give instructions to the institution that holds your shares, the institution that holds your shares can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?” for more information.
How are director nominee withhold votes treated?
Director nominees are elected by a plurality of the votes cast at the Annual Meeting. The nominees receiving the highest number of votes “For” will be elected. Votes may be cast “For” or may be “Withheld” with respect to any or all of the director nominees. For purposes of the election of directors, votes that are “Withheld” and broker non-votes (described below) will be counted as “present” for purposes of establishing a quorum but will not be counted as votes cast and will have no effect on the result of the vote.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non- routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” and “non-routine”?
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021 (Proposal No. 2) is considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to occur in connection with Proposal No. 2. The election of directors (Proposal No. 1) and the advisory vote approving compensation of the named executive officers (Proposal No. 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions from the beneficial owners on non-routine matters, and therefore we expect there may be broker non-votes on Proposal Nos. 1 and 3.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. Our by-laws provide that a quorum will exist if stockholders holding a majority of the shares of common stock issued and outstanding and entitled to vote are present at the meeting or by proxy. Abstentions, withheld votes, and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. If a quorum is not present, the Annual Meeting may be adjourned or postponed until a quorum is obtained.

What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card or receive your instructions by Internet or by telephone and your instructions do not specify how your shares are to be voted, your shares will be voted “For” the election of each of the three nominees for director, “For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, and “For” the non-binding advisory approval of the compensation of the named executive officers.
Will a list of record stockholders as of the Record Date be available?
A list of our record stockholders as of the close of business on the Record Date will be made available to stockholders during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the list will be available at our corporate headquarters, 9704 Medical Center Drive, Rockville, MD 20850, for examination by any stockholder of record for a legally valid purpose during regular business hours.
What if other matters not on the proxy card are brought before the Annual Meeting for action by the stockholders?
As of the date of this proxy statement, our Board does not intend to present any matters other than those described in this proxy statement at the Annual Meeting and is not aware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these mailed Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.
What does it mean if I receive more than one notice or more than one set of materials?
It means that you have more than one account for your MacroGenics shares. Please vote by Internet or telephone using each of the identification numbers marked on each notice of Annual Meeting, or complete and submit all proxies by mail to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:
•    You may submit another properly completed proxy with a later date by Internet, telephone or mail.
•    You may send a written notice that you are revoking your proxy to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850.
•    You may attend the Annual Meeting and vote. Please note, however, that simply attending the Annual Meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other nominee, you should follow the instructions provided by such nominee.
When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?
To be considered for inclusion in the proxy materials for the 2022 Annual Meeting (the “2022 Annual Meeting”), your stockholder proposals must be submitted in writing by December 3, 2021, to our Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. However, if the date of the 2022 Annual Meeting is more than 30 days from May 13, 2022, the deadline is a reasonable time before we begin to print and send our proxy materials for the 2022 Annual Meeting. In addition, if you wish to present any other business at the 2022 Annual Meeting or to nominate a director pursuant to our by-laws, you must provide written notice to the Company not less than 90 days and no more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting (February 12, 2022 and January 13, 2022, respectively); provided, that if the date of the 2022 Annual Meeting is more than 20 days before or more than 60 days after the first anniversary of this year’s Annual Meeting, you must give notice not earlier than the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2022 Annual Meeting and (b) the tenth day following the day on which notice of the date of the 2022 Annual Meeting was mailed or public disclosure of the date of the 2022 Annual Meeting was made, whichever first occurs. You are also advised to review our by-laws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the Company pursuant to the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results become available.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Background
Our Board is divided into three classes. Each class consists, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and each class has a three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) will be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the term of the class of directors in which the vacancy occurred, subject to the election and qualification of such director’s successor, or until such director’s earlier death, resignation or removal.
At the Annual Meeting, stockholders will have an opportunity to vote for the re-election of Kenneth Galbraith, Scott Jackson and David Stump, M.D. to serve as Class II directors. Each director nominee to be elected will hold office from the date of his or her election by the stockholders until the 2024 Annual Meeting of Stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.
Board Recommendation
The Board unanimously recommends a vote “FOR” the election of each of the Class II director nominees.
DIRECTORS AND NOMINEES
This section provides information as of the date of this proxy statement about each Class II director nominee as well as those directors whose terms continue after the Annual Meeting. The information includes age, all positions and offices held with us, length of service as a director, principal occupation and employment for the past five years and the names of other publicly held companies of which s/he has served as a director during the past five years. For information about the number of shares of common stock beneficially owned by our directors as of March 19, 2021, please see “Security Ownership of Certain Beneficial Owners and Management” beginning on page 39.
Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. Each of Kenneth Galbraith, Scott Jackson and David Stump, M.D. has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the Annual Meeting.
Class II Nominees for Election to a Three-Year Term Expiring at the 2024 Annual Meeting of Stockholders
Kenneth Galbraith, age 58
Mr. Galbraith has served as a director since July 2008. Mr. Galbraith is a Managing Director at Five Corners Capital, Inc., which he founded in 2013. Most recently he served as the Chief Executive Officer of Liminal BioSciences Inc. (formerly Prometic Life Sciences Inc.), a publicly held company, from April 2019 to February 2021. He also serves as a director of Profound Medical Corp., which is also a publicly held company, and has served as a director of several privately held companies. Previously, he joined Ventures West Capital in 2007 and founded Five Corners Capital Inc. in 2013 to manage the continued operations of the Ventures West Investment Funds. Mr. Galbraith has over 30 years of experience serving as an executive, director, investor and adviser to companies in the biotechnology, medical device, pharmaceutical and healthcare sectors. Based on Mr. Galbraith’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Mr. Galbraith has the appropriate set of skills to serve as a member of our Board.
Scott Jackson, age 56
Mr. Jackson has served as a director since January 2017. Mr. Jackson served as Chief Executive Officer and as a member of the Board of Directors of Celator Pharmaceuticals, Inc. from April 2008 until July 2016, when the company was acquired by Jazz Pharmaceuticals plc. Mr. Jackson has more than 30 years of experience in the pharmaceutical and biotechnology industry and has held positions of increasing responsibility in sales, marketing and commercial development at Eli Lilly and Company, SmithKline Beecham, ImClone Systems Inc., Centocor Inc., a division of Johnson & Johnson, Eximias Pharmaceutical and YM BioSciences. Mr. Jackson holds a B.S. in pharmacy from the Philadelphia College of Pharmacy and Science and an M.B.A. from the University of Notre Dame. Mr. Jackson serves as a director of GlycoMimetics, Inc. and Spero Therapeutics, Inc., both publicly held companies. Based on Mr. Jackson’s depth of experience in the pharmaceutical and biotechnology industries ranging from executive officer to director roles and experience with commercial development, the Board believes Mr. Jackson has the appropriate set of skills to serve as a member of our Board.
David Stump, M.D., age 71
Dr. Stump has served as a director since September 2013. Dr. Stump was most recently Executive Vice President, Research and Development at Human Genome Sciences, Inc., where he was employed from November 1999 until his retirement in December 2012. Dr. Stump also serves as a director of REGENXBIO, Inc., which is a publicly held company. The Board believes that Dr. Stump’s medical training and 23 years of experience in research and development and operations in the biotechnology industry as well as his public company board service qualify him to serve as a member of our Board.
Class III Directors Continuing in Office Until the 2022 Annual Meeting of Stockholders
 Paulo Costa, age 70
Mr. Costa has served as a director since June 2009. Prior to his retirement, Mr. Costa served in senior leadership roles at Novartis, including President and CEO of Novartis US Corporation from 2005 to 2008 and President and CEO of Novartis Pharmaceutica US and Head of Americas from 1999 to 2005. Prior to joining Novartis, Mr. Costa spent 30 years at Johnson & Johnson including as President of Janssen Pharmaceutica, Inc. Mr. Costa served as chair of the Board of Directors of Amylin Pharmaceuticals Inc. from 2009 until its sale to Bristol-Myers Squibb in 2012, and currently serves as a director of CorMedix Inc., both publicly held companies. Based on Mr. Costa’s diverse experience in the pharmaceutical industry, ranging from successful product development, launch and commercialization and his extensive senior management experience within the industry, our Board believes Mr. Costa has the appropriate set of skills to serve as a member of our Board.
Karen Ferrante, M.D., age 63
Dr. Ferrante has served as a director since January 2017. Dr. Ferrante, a hematologist-oncologist, most recently served as Chief Medical Officer and Head of Research and Development at Tokai Pharmaceuticals and brings over 25 years of oncology drug development experience to the Board. Prior to Tokai, Dr. Ferrante held several senior level positions at Millennium Pharmaceuticals Inc. and parent company Takeda Pharmaceuticals, including Oncology Therapeutic Area Head, Takeda Cambridge Site Head and Chief Medical Officer. Dr. Ferrante previously held positions of increasing responsibility at Pfizer Global Research and Development and Bristol-Myers Squibb. Dr. Ferrante holds an M.D. from Georgetown University and completed her internship and residency in internal medicine at New England Deaconess Hospital (now part of Beth Israel Deaconess Medical Center) followed by a fellowship in hematology and oncology. She currently serves as a director of Hutchison China MediTech Limited (Hutch-Med) and Cogent Biosciences (formerly Unum Therapeutics Inc.), which are publicly held biopharmaceutical companies. She serves on the scientific advisory boards of Kazia Therapeutics and Trillium Therapeutics. Based on Dr. Ferrante’s depth of experience in the biotechnology industry, ranging from executive officer to director roles, the Board believes Dr. Ferrante has the appropriate set of skills to serve as a member of our Board.
Edward Hurwitz, age 57
Mr. Hurwitz has served as a director since October 2004. Mr. Hurwitz is a Managing Director of MPM Capital, a life sciences venture capital firm. Mr. Hurwitz is also the founding Managing Director of Precision Bioventures, LLC, a consulting and investment advisory firm, a position he has held since 2014 to present. He was a director of Alta BioPharma III, L.P., and Alta Partners VIII, L.P., funds affiliated with Alta Partners, a venture capital firm, from 2002 through December 2014. Mr. Hurwitz also serves as a director of Applied Genetic Technologies Corporation ("AGTC"), a publicly held company. Mr. Hurwitz received J.D. and M.B.A degrees from the University of California at Berkeley in 1990 and a B.A. in molecular biology from Cornell University in 1985. The Board believes that Mr. Hurwitz’s financial and scientific expertise, as well as his deep understanding of the biotechnology industry, makes him an important asset to our Board as it assesses both financial and strategic decisions.
Class I Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders
Scott Koenig, M.D., Ph.D., age 68
Dr. Koenig has been our President, Chief Executive Officer and a director since September 2001 and was one of our co-founders. Prior to joining MacroGenics, Dr. Koenig served as Senior Vice President of Research at MedImmune, Inc., where he participated in the selection and maturation of its product pipeline. From 1984 to 1990, he worked in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health, where he investigated the immune response to retroviruses and studied the pathogenesis of AIDS. Dr. Koenig currently serves as chair of the Board of Directors of AGTC, and is a member of the Board of Directors of GlycoMimetics, Inc., both publicly held companies. Additionally, Dr. Koenig serves on the Board of Directors of the International Biomedical Research Alliance and the Biotechnology Innovation Organization ("BIO"), and is co-chair of the Scientific Advisory Board of the Institute for Bioscience and Biotechnology

Research at the University of Maryland. We believe that Dr. Koenig is able to perform his duties as a director of MacroGenics while serving as a member of these additional boards. At this time no travel is required for Dr. Koenig’s service on any of these boards. Should any of these boards require in-person attendance in the future, Glycomimetics, Inc. and MacroGenics are in close geographical proximity, and therefore, Dr. Koenig would not have to engage in travel to participate in the meetings of the boards of directors for those companies. Dr. Koenig attended all of the MacroGenics Board and relevant committee meetings as well as the annual meeting of stockholders in 2020. We believe that Dr. Koenig’s detailed knowledge of our company and his over 30 years in research and the biotechnology industry provide a valuable contribution to our Board.
Federica O’Brien, age 63
Ms. O’Brien served as a director since February 2021. Ms. O'Brien is President of CFO'Brien Consulting, LLC which she founded. She most recently served as Chief Financial Officer and Secretary of Complexa Inc. from 2015 to 2017. Previously, Ms. O'Brien served as Chief Financial Officer, Treasurer and Secretary of Cerecor Inc. from 2013 to 2015, and as Chief Financial Officer and Chief Operating Officer of Cervilenz, Inc. from 2011 to 2013. Ms. O’Brien currently serves on the Board of Directors of TELA Bio, Inc. where she also chairs the Audit Committee. Ms. O’Brien received her Bachelor of Arts degree in Accounting from Rutgers University and is a Certified Public Accountant-Inactive, retired after thirty-eight years. The Board believes that Ms. O’Brien’s 25 years of financial and operational leadership in biopharmaceutical, medical device, and technology companies and strong financial expertise qualify her to serve as a member of our Board.
Jay Siegel, M.D., age 68
Dr. Siegel has served as a director since November 2017. He most recently served as Chief Biotechnology Officer and Head of Scientific Strategy and Policy at Johnson & Johnson from 2009 to 2017, and on the Executive Committees and Boards of BIO and the Alliance for Regenerative Medicine. Prior to joining Johnson & Johnson, Prior to Johnson and Johnson, Dr. Siegel served as Director, Office of Therapeutics Research and Review from 1982 - 2002 for the Center for Biologics Evaluation and Research, Food and Drug Administration. Dr. Siegel had a distinguished 20-year career at the Food and Drug Administration ("FDA") in positions of increasing responsibility, including directing the office responsible for reviewing and approving therapeutic biologics. Dr. Siegel currently co-chairs the National Academies Forum on Regenerative Medicine. In addition, Dr. Siegel serves as a director of a privately held biopharmaceutical company. He received a B.S. in Biology from the California Institute of Technology and an M.D. from Stanford University. He trained in internal medicine at the University of California, San Francisco, and in infectious diseases and immunology at Stanford University. The Board believes that Dr. Siegel’s medical training and more than 37 years of experience in biotechnology qualify him to serve as a member of our Board.

DIRECTOR COMPENSATION
We have adopted a director compensation program for our non-employee directors. Our directors who are employees are compensated for their service as employees and do not receive any additional compensation for their service on our Board. Pursuant to the director compensation program, our non-employee directors receive an annual retainer of $40,000, to be pro rated if he or she is serving as a director for less than the full year. If our chair is a non-employee director, the chair receives an additional annual retainer of $35,000. In addition, all non-employee directors who served on one or more committees in 2020 were eligible to receive the following committee fees:

Committee	Member Annual Retainer ($)	Chair Additional Annual Retainer ($)
Audit Committee (1)	8,750	17,500
Compensation Committee (2)	5,500	13,250
Nominating and Corporate Governance Committee (3)	5,000	9,250
Science and Technology Committee (4)	5,500	13,250

(1)    Effective after the Annual Meeting, the Audit Committee member annual retainer and chair additional annual retainer increased to $10,000 and $20,000, respectively.
(2)    Effective after the Annual Meeting, the Compensation Committee member annual retainer and chair additional annual retainer increased to $7,500 and $15,000, respectively.
(3)    Effective after the Annual Meeting, the Nominating and Corporate Governance Committee chair additional annual retainer increased to $10,000.
(4)    Effective after the Annual Meeting, the Science and Technology Committee member annual retainer and chair additional annual retainer increased to $7,500 and $15,000, respectively
All of these annual fees are paid in quarterly installments in, at each director’s election, either cash or stock options based on the Black-Scholes value of the dollar amount of the retainer as of the date of grant. Directors are also reimbursed for their reasonable expenses incurred in connection with attendance at Board and committee meetings. Other than the annual retainers and committee fees paid pursuant to our director compensation program described above, non-employee directors are not entitled to receive any cash fees in connection with their service on our Board. Director compensation is reviewed regularly, generally on an annual basis, by the Compensation Committee of our Board (the “Compensation Committee”). In setting director compensation, including any modifications to the director compensation program, the Compensation Committee considers several factors including the Company’s size and stage of development and market data of the Company’s peer group, as described below under "Executive Compensation Discussion and Analysis" of this proxy statement. The Compensation Committee also considers recommendations from its independent compensation consultant in making these determinations.
In addition, non-employee directors are entitled to receive an option to purchase shares of our common stock upon initial election or appointment to the Board (the “Initial Option”) and an option to purchase shares of our common stock annually thereafter (the “Annual Option”). The number of shares of common stock available for the Initial Option and Annual Option are 30,000 and 15,000 shares, respectively.
Options granted to non-employee directors have a per share exercise price equal to the per share fair market value of our common stock as of the date of grant. Such grants vest with respect to the Initial Option as to 1/36th of the shares of our common stock underlying such option monthly, and with respect to the Annual Option as to 1/12th of the shares of our common stock underlying such option monthly, beginning on the first monthly anniversary of the applicable grant date, subject to the director’s continued service on our Board through each vesting date. The Initial Option is granted on the date the director first joins the Board and the Annual Option is granted on the date of the first Board meeting held after each Annual Meeting of stockholders.

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Paulo Costa	66,938	308,279	375,217
Karen Ferrante, M.D.	42,000	308,279	350,279
Matthew Fust (2)	25,313	—	25,313
Kenneth Galbraith	66,250	308,279	374,529
Edward Hurwitz	55,969	308,279	364,248
Scott Jackson	62,531	308,279	370,810
Jay Siegel, M.D.	60,250	308,279	368,529
David Stump, M.D.	56,000	308,279	364,279

(1)Amount reflects the aggregate grant date fair value of options granted during 2020 computed in accordance with ASC Topic 718, Stock Compensation, as applied by analogy for non-employees. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
(2)Mr. Fust did not stand for reelection at the 2020 Annual Meeting of Stockholders and his service as a director ended as of the 2020 Annual Meeting.

As of December 31, 2020, each of our non-employee directors held the following outstanding options:

Name	Shares Subject to Outstanding Options (#)
Paulo Costa	111,467
Karen Ferrante, M.D.	69,616
Kenneth Galbraith	62,000
Edward Hurwitz	82,773
Scott Jackson	65,000
Jay Siegel, M.D.	55,000
David Stump, M.D.	82,773

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP ("Ernst & Young") currently serves as our independent registered public accounting firm. After consideration of the firm’s qualifications and past performance, the Audit Committee of our Board of Directors (“the Audit Committee”) has appointed Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young has served as our independent registered public accounting firm since 2006.
In accordance with the rules of the SEC and our Audit Committee’s charter, the Audit Committee is directly responsible for the selection, appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm and is not required to submit this appointment to a vote of the stockholders. The Board, however, considers the appointment of the independent registered public accounting firm to be an important matter of stockholder concern and is submitting the appointment of Ernst & Young for ratification by our stockholders as a matter of good corporate practice. One or more representatives of Ernst & Young is expected to be present at the Annual Meeting and will have an opportunity to make a statement and respond to appropriate questions from stockholders. In the event that our stockholders fail to ratify the appointment of Ernst & Young, it will be considered as a direction to the Audit Committee to consider the appointment of a different firm. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Required Vote and Board Recommendation
Ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions are not considered votes cast and, therefore, will have no effect on the voting outcome.
The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young.
Principal Accountant Fees and Services
The following table provides information regarding the fees paid to Ernst & Young during the years ended December 31, 2020 and 2019. All fees described below were approved by the Audit Committee.

	Year Ended December 31,
	2020	2019
Audit Fees (1)	$1,332,253	$1,169,720
Audit-Related Fees (2)	32,000	31,000
Tax Fees (3)	119,097	144,956
All Other Fees (4)	2,000	2,000
Total Fees	$1,485,350	$1,347,676

(1)    Audit Fees include amounts billed for the audits of our financial statements, attestation services with respect to our internal control over financial reporting, reviews of quarterly financial statements, registration statement filings and consents, comfort letters and consultations concerning financial accounting.
(2)    Audit-Related Fees consisted principally of special purpose financial statement audits.
(3)    Tax fees for 2020 consisted of $108,178 for tax compliance, including the preparation, review and filing of tax returns, and $10,919 for tax advice and planning. Tax fees for 2019 consisted of $85,170 for tax compliance, including the preparation, review and filing of tax returns, and $59,786 for tax advice and planning.
(4)    All Other Fees consisted of subscription fees for Ernst & Young’s online accounting research tool.
Pre-Approval Policies and Procedures
The Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm. This policy is set forth in the charter of the Audit Committee and available on the Corporate Governance section of our website at http://ir.macrogenics.com/governance.
The Audit Committee pre-approved all audit, audit-related, tax and other services provided by Ernst & Young for 2020 and 2019 and the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, were periodically reviewed and approved by the Audit Committee.

AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
The primary purpose of the Audit Committee is to oversee the Company’s financial reporting processes on behalf of the Board. The Audit Committee’s functions are more fully described in its charter, which is available on the Corporate Governance section of the Company’s website. Management has the primary responsibility for the Company’s financial statements and reporting processes, including the Company’s systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MacroGenics’ audited financial statements and the effectiveness of the Company’s internal controls over financial reporting as of and for the year ended December 31, 2020.
The Audit Committee has discussed with Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. In addition, the Audit Committee discussed with Ernst & Young its independence, and received from Ernst & Young the written disclosures and the letter required by Ethics and Independence Rule 3526 of the Public Company Accounting Oversight Board. Finally, the Audit Committee discussed with Ernst & Young, with and without management present, the scope and results of Ernst & Young’s audit of such financial statements.
Based on these reviews and discussions, the Audit Committee recommended to the Board that such audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Audit Committee

Kenneth Galbraith, Chair
Edward Hurwitz
Scott Jackson
Federica O'Brien

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
In 2016, stockholders voted, on an advisory basis, to hold an annual advisory vote on the compensation of our named executive officers. Pursuant to that guidance and consistent with Section 14A of the Exchange Act, our Board is asking stockholders to approve an advisory vote on the following resolution:
RESOLVED, that the compensation paid to MacroGenics’ named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.
As an advisory vote, this proposal is not binding. Although the vote is non-binding, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
Our executive compensation programs are designed to attract, motivate, and retain executive officers who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.
The “Executive Compensation” section of this proxy statement beginning on page 21, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to 2020. Highlights of our executive compensation philosophy include the following:
•    A portion of each senior executive’s compensation should be variable, with the target bonus based on a combination of individual and corporate performance;
•    Compensation opportunities should be competitive with clinical-stage biopharmaceutical companies of similar size and comparable stage of development, but also should be designed to be flexible enough to attract talent from other biopharmaceutical companies as needed;
•    The equity compensation program should align executive interests with those of stockholders; and
•    Supplemental benefits and perquisites should be limited and used selectively, if at all, in specific circumstances to attract and retain executives.
As we describe in the “Compensation Discussion and Analysis” section of this proxy statement, our executive compensation program embodies a pay-for-performance philosophy that we believe supports our business strategy and aligns the interests of our executives with those of our stockholders. The Board believes this link between compensation and the achievement of our near- and long-term business goals helps drive Company performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.
Vote Required and Board Recommendation
Approval of the advisory vote on the compensation of our named executive officers requires the affirmative vote of a majority of the votes cast on the proposal. Abstentions are not considered votes cast and, therefore, will have no effect on the vote outcome. Broker non-votes will have no effect on the vote.
The Board unanimously recommends a vote “FOR” the approval of the advisory vote on the compensation of our named executive officers.

CORPORATE GOVERNANCE
Corporate Policies
The Board is guided by our Corporate Governance Guidelines, which provide a framework for the governance of the Company and the responsibilities of the Board. The Corporate Governance Guidelines address director qualifications, director access to management and independent advisors and Board responsibilities, as well as the annual performance evaluations of the Board and its standing Committees. In addition, the Company seeks to conduct business ethically and in compliance with applicable laws and regulations. The Company’s Code of Business Conduct and Ethics (the “Code”) sets forth the principles that guide the Company’s business practices. The Code applies to all our employees, officers and directors, including those officers responsible for financial reporting.
The Corporate Governance Guidelines and Code are available under the Corporate Governance section of our website at http://ir.macrogenics.com/governance. We expect that any amendments to the Corporate Governance Guidelines or the Code, or any waivers of its requirements, will be disclosed on our website.
Independence of the Board
As required under rules and regulations of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.
The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his/her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has evaluated, with respect to each of our directors, whether any relationships exist, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Koenig, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Koenig is not considered independent because of his employment as MacroGenics' Chief Executive Officer. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers. In addition, the Board previously determined that former director Matthew Fust was independent.
As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq rules and regulations.
Leadership Structure of the Board
The Board does not have a policy regarding whether the roles of Chief Executive Officer and Chair of the Board should be separate and, if they are to be separate, whether the Chair of the Board should be a non-employee director. If the Chair of the Board is an employee director, then the Board will elect a Lead Director from among the independent directors.
Currently, Mr. Costa, a non-employee director, serves as the Chair of the Board and Dr. Koenig serves as a director and Chief Executive Officer of the Company. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders. However, the Board believes that separation of the roles of Chief Executive Officer and Chair of the Board is currently the most appropriate structure for the Company because this structure is consistent with best corporate governance practices. In addition, our Board believes this structure creates an environment in which there are candid disclosures by management to the Board about the Company’s performance and a culture in which directors can regularly engage management and each other in active and meaningful discussions about various corporate matters.
Role of Board in Risk Oversight Process
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.
Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including cyber-security. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and, if appropriate, approves any related-person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.
Board Composition and Diversity
The Corporate Governance Guidelines include an affirmation that the Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board. The Corporate Governance Guidelines include the requirement that in considering new candidates for the Board, efforts shall be made to identify directors who can add to the diversity of the Board, considering a variety of factors including age, gender, sexual orientation, and racial or ethnic makeup. The Board elected a new candidate in 2021 which we believe reflects our continued commitment to diversity.
Audit Committee
Our Audit Committee oversees the accounting and financial reporting processes of the Company and audits of the Company’s financial statements. The primary function of the Audit Committee is to provide assistance to the Board in fulfilling its responsibilities relating to corporate accounting and auditing, reporting practices of the Company, the quality and integrity of the financial reports of the Company, the Company’s systems of internal controls regarding finance, accounting, legal compliance, ethics and cyber-security that management and the Board have established, the performance of the Company’s internal audit function, if any, and independent auditor, and the qualifications and independence of the Company’s independent auditor. The Audit Committee also maintains a free and open means of communication between directors, the independent auditor, the internal auditor, if any, and the management of the Company.
The current members of our Audit Committee are Kenneth Galbraith, Federica O'Brien and Scott Jackson. Mr. Galbraith serves as the chair of the Audit Committee. Edward Hurwitz served as a member of the Audit Committee in 2020, but was no longer a member of the Audit Committee effective after the Audit Committee meeting in February 2021. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined for 2021 that each of Mr. Galbraith and Ms. O'Brien qualifies as an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has determined for 2021 that each of Messrs. Galbraith and Jackson and Ms. O'Brien are independent under the applicable rules of Nasdaq and under the applicable rules of the SEC, in particular, Rule 10A-3 of the Exchange Act. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and the committee reviews compliance with its charter annually. A copy of the Audit Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
Compensation Committee
Our Compensation Committee reviews and evaluates our compensation philosophy for executive officers. The Compensation Committee also reviews and approves both corporate and individual goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives and determines and approves his compensation based on such evaluations. In addition, the Compensation Committee determines and approves the compensation for all of the Company’s executive officers, and oversees grants of stock options to Dr. Koenig, our Chief Executive Officer, and other awards to employees other than executive officers. The Compensation Committee also reviews director compensation, including retainers for committee service, at least annually and recommends any changes to the Board.
The current members of our Compensation Committee are Karen Ferrante, M.D., Scott Jackson, Jay Siegel, M.D. and David Stump, M.D. Mr. Jackson serves as the chair of the Compensation Committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and under the applicable rules of the SEC, in particular, Rule 10C-1 under the Exchange Act, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and is an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Compensation Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters, including, on an annual basis, director independence. The current members of our Nominating and Corporate Governance committee are Paulo Costa, Karen Ferrante, M.D., Edward Hurwitz, and David Stump, M.D. Mr. Costa serves as the chair of the Nominating and Corporate Governance Committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq. The Nominating and Corporate Governance Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Nominating and Corporate Governance Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
In recommending candidates for election to the Board at the Annual Meeting of Stockholders, or any special meeting of stockholders, the independent members of the Nominating and Corporate Governance Committee may consider such factors as personal and professional integrity, ethics and values, experience in corporate management, experience in the industries in which we compete, experience as a board member or executive officer of another publicly held company, diversity of expertise and experience in substantive matters pertaining to our business relative to other Board members, conflicts of interest, practical and mature business judgment, past attendance at meetings, participation in and contributions to the activities of the Board, the results of the most recent Board self-evaluation and any other areas as may be expected to contribute to an effective Board. The Board believes that a diverse membership with varying perspectives and breadth of experience is an important attribute of a well-functioning Board. With respect to diversity, the Nominating and Corporate Governance Committee may consider such factors as differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes that contribute to board heterogeneity, including characteristics such as race, gender, and national origin. Further, in considering new candidates for the Board, the Nominating and Corporate Governance Committee makes efforts to identify directors who can add to the diversity of the Board, considering such factors as age, gender, sexual orientation, and racial or ethnic makeup.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group of directors that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an Annual Meeting, the stockholder must provide notice to the Company in a timely manner. See “When are stockholder proposals or director nominations due for next year’s Annual Meeting of Stockholders?” for additional information. Our by-laws specify requirements as to the form and content of a stockholder’s notice and updates and supplements to such notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our by-laws, which is available, without charge, from our Corporate Secretary, at 9704 Medical Center Drive, Rockville, Maryland 20850.
Science and Technology Committee
Our Science and Technology Committee assists the Board in facilitating oversight of the Company’s scientific strategic direction and investment in research and development and technology (“R&D”). The Committee regularly reviews and evaluates the Company’s R&D pipeline and provides assistance, as requested, to the Compensation Committee in setting performance goals under the Company’s incentive compensation program and reviewing performance results. In addition, the Committee identifies and provides the Board with strategic advice on significant emerging science and technology issues, innovations and trends. The current members of our Science and Technology Committee are Karen Ferrante, M.D., Edward Hurwitz, Jay Siegel, M.D. and David Stump, M.D. Dr. Siegel serves as the chair of the Committee. Each of the members of our Science and Technology Committee is an independent director under the applicable rules and regulations of Nasdaq. The Science and Technology Committee operates under a written charter and the committee reviews compliance with its charter annually. A copy of the Science and Technology Committee charter is available on the Corporate Governance section of the Company’s website at http://ir.macrogenics.com/governance.
Meetings of the Board, Board and Committee Member Attendance and Annual Meeting Attendance
Our Board met seven times in 2020. The Audit Committee met five times, the Compensation Committee met six times, and the Nominating and Corporate Governance Committee and the Science and Technology Committee each met three times last year. During 2020, all then current Board members attended 75% or more of the meetings of the Board and of the committees on which they served. In addition, we encourage all of our directors and nominees for director to attend our Annual Meeting of Stockholders, but attendance is not mandatory. In 2020, eight of our then nine serving directors attended the Annual Meeting of Stockholders.

Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Corporate Secretary at 9704 Medical Center Drive, Rockville, Maryland 20850. The Corporate Secretary will forward the communication to the Board members.
Compensation Committee Interlocks and Insider Participation
The following directors served on the Compensation Committee during 2020: Karen Ferrante, M.D., Scott Jackson, Jay Siegel, M.D., and David Stump, M.D. In addition Matthew Fust served as director on the Compensation Committee in 2020 until his director term expired at the conclusion of the 2020 Annual Meeting of the Shareholders. None of the members of our Compensation Committee has at any time been one of our officers or employees or has had any relationship requiring disclosure under Item 404 of Regulations S-K. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Since January 1, 2020, there has not been, nor is there any proposed transaction where we were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the compensation agreements and other agreements and transactions which are described in “Executive Compensation — Overview of Employment and Change in Control Agreements.”
Policies and Procedures for Related Party Transactions
The Audit Committee is responsible for reviewing and approving any related party transactions and potential conflict of interest situations involving a principal stockholder, a member of the Board or senior management prior to our entry into such a transaction. With certain exceptions set forth in Item 404 of Regulation S-K, the Audit Committee’s authority covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. In reviewing and approving any such transactions, our Audit Committee considers all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. In addition, our Company policies require that our officers and employees avoid using their positions for purposes that are, or give the appearance of being, motivated by a desire for personal gain, and our policies further require that all officers and employees report any potential related party transaction prior to entering into such transaction. All such notices concerning related party transactions or conflicts of interest are submitted to, and reviewed by, our general counsel, our chief financial officer and our Audit Committee.

EXECUTIVE OFFICERS
The following sets forth certain information regarding our current executive officers as of March 19, 2021:

Name	Age	Position(s)
Scott Koenig, M.D., Ph.D.	68	President, Chief Executive Officer and Director

James Karrels	54	Senior Vice President, Chief Financial Officer and Corporate Secretary

Ezio Bonvini, M.D.	67	Senior Vice President, Research and Chief Scientific Officer

Stephen Eck, M.D.	66	Senior Vice President, Clinical Development and Chief Medical Officer

Eric Risser	48	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer

Thomas Spitznagel, Ph.D.	54	Senior Vice President, BioPharmaceutical Development and Manufacturing

Lynn Cilinski	63	Vice President, Controller and Treasurer

Jeffrey Peters	50	Vice President, General Counsel

Scott Koenig, M.D., Ph.D., President and Chief Executive Officer and a director since September 2001 and was one of our co-founders. See “Class I Directors Continuing in Office Until the 2023 Annual Meeting of Stockholders” for Dr. Koenig’s biography.
James Karrels, Senior Vice President, Chief Financial Officer and Corporate Secretary, joined us in May 2008 and has over 25 years of experience in corporate finance, with a significant portion of that time working for, or on behalf of, life sciences companies. Prior to joining us, he served as Executive Director of Finance at Jazz Pharmaceuticals, Inc., where he was responsible for Financial Planning and Analysis and Investor Relations. Prior to joining Jazz Pharmaceuticals, Mr. Karrels was a Director in the Global Healthcare Investment Banking Group at Merrill Lynch. Mr. Karrels holds an M.B.A. from Stanford University and a B.B.A. from the University of Notre Dame.
Ezio Bonvini, M.D., Senior Vice President, Research and Chief Scientific Officer, joined us in June 2003. Prior to joining MacroGenics, Dr. Bonvini held leadership positions at the FDA, ultimately serving as the Chief of the Laboratory of Immunobiology and Acting Deputy Director of the Division of Monoclonal Antibodies, CBER. Dr. Bonvini received a Diploma in Science from the Scientific Lyceum and M.D. degree and specialty certification in clinical hematology from the University of Genoa School of Medicine, Genoa, Italy, followed by a fellowship with the NCI/NIH in Frederick, MD.
Stephen Eck, M.D., Senior Vice President, Clinical Development and Chief Medical Officer, joined us in July 2020. From 2018 to 2020, Dr. Eck served as chief medical officer of Immatics US, a company focused on immunotherapies, and as president and chief executive officer of Aravive Biologics. Prior to these roles, Dr. Eck was Vice President and Global Head of Oncology Medical Sciences at Astellas Pharma. Dr. Eck has also held leadership positions in drug development as Vice President of Translational Medicine and Pharmacogenomics at Eli Lilly and as Head of Clinical Oncology at Pfizer. He began his professional career at Monsanto in cancer target discovery and later joined the University of Pennsylvania, where he was the Anne B. Young Assistant Professor of Cancer Research and the Director of the Cancer Gene Therapy Program. Dr. Eck currently serves as a director for Luminex Corporation and Circulogene, and on the boards of directors for the Personalized Medicine Coalition and the Central Pennsylvania Clinic. He is also a fellow of the American Association for the Advancement of Science. Dr. Eck received a B.A. from Kalamazoo College, an M.S. and a Ph.D. from Harvard University, and an M.D. from the University of Mississippi School of Medicine with Residency and Fellowship training at the University of Michigan.
Eric Risser, Senior Vice President, Business Development and Portfolio Management and Chief Business Officer, joined us in March 2009. Prior to joining us, Mr. Risser held the position of Senior Director, Business Development in the pharmaceutical group at Johnson & Johnson, where he worked from 2003 to 2009. Before Johnson & Johnson, Mr. Risser started and built a consulting practice that provided counsel to emerging life science companies in the United States and Europe. Earlier in his career, Mr. Risser held venture capital and investment banking positions with BA Venture Partners and Lehman Brothers Holdings Inc. Mr. Risser holds an M.B.A. from Stanford University and a B.A. from Yale University.

Thomas Spitznagel, Ph.D., Senior Vice President, BioPharmaceutical Development and Manufacturing, joined us in 2013. He has overall responsibility for both biopharmaceutical development and manufacturing of MacroGenics’ Fc-optimized monoclonal antibodies and DART® molecules, as well as facilities. Prior to joining us, he was at Human Genome Sciences, most recently serving as Vice President of BioPharmaceutical Development, where he was responsible for oversight of Analytical Development, Formulation and Drug Delivery, Purification Sciences, and Fermentation and Cell Culture Sciences. Prior to joining Human Genome Sciences, Dr. Spitznagel was a Senior Scientist at Nabi from 1996-1998, and a Staff Engineer at Genetics Institute from 1992 to 1996. Dr. Spitznagel earned his S.B. in Chemical Engineering at MIT, and his Ph.D. in Chemical Engineering at the University of California, Berkeley.
Lynn Cilinski, Vice President, Controller and Treasurer, joined us in October 2003. Prior to joining us, Ms. Cilinski spent a year as a consultant to various companies providing services to the government. Prior to that, she spent more than 20 years with Covanta Energy Inc. (formerly Ogden Corporation) where she held the position of Corporate Controller for four subsidiary companies that provided services to the federal government. Ms. Cilinski holds a B.S. in Accounting from Strayer University.
Jeffrey Peters, Vice President, General Counsel, joined us in August 2015, and has over 20 years’ experience advising companies across the health care industry, including the life sciences sector. Before joining us, Mr. Peters served as Deputy General Counsel for BIO. Prior to BIO, from 2005 to 2013, Mr. Peters was with MedImmune, the global biologics arm of AstraZeneca. During that time, Mr. Peters had positions of increasing responsibility in the MedImmune legal department, culminating as Vice President and Deputy General Counsel. Mr. Peters was in private practice for almost a decade, joining MedImmune from the life sciences practice group at Latham & Watkins LLP, in Washington, D.C. Mr. Peters holds a J.D. from the University of Pennsylvania Law School and a B.A. from Brandeis University.

EXECUTIVE COMPENSATION DISCUSSION AND ANALYSIS
Overview
The Compensation Discussion & Analysis considers the Company’s executive compensation philosophy, the objectives and operation of the compensation program, how compensation was set for 2020 and the various elements of compensation paid to the named executive officers for services during 2020.
In 2020, MacroGenics’ named executive officers consisted of the following people:

Name	Position(s)
Scott Koenig, M.D., Ph.D	President, Chief Executive Officer and Director (principal executive officer)

James Karrels	Senior Vice President, Chief Financial Officer and Corporate Secretary (principal financial officer)

Ezio Bonvini, M.D.	Senior Vice President, Research and Chief Scientific Officer

Stephen Eck, M.D.	Senior Vice President, Clinical Development and Chief Medical Officer

Eric Risser	Senior Vice President, Business Development and Portfolio Management and Chief Business Officer
Executive Compensation Philosophy
MacroGenics’ executive compensation program, overseen by the Compensation Committee, is designed to attract, retain and reward highly qualified talent at the senior executive level, in a very competitive market, while ensuring individual and corporate accountability to achieve the Company’s mission, vision, and goals. This philosophy is reflected in the components of the Company’s compensation program, and includes the following principles:
•    pay for executives, other than the CEO, who are responsible for the success of MacroGenics should be linked to individual and corporate performance, and the pay for the CEO should be linked to corporate performance;
•compensation opportunities should be competitive with comparable biopharmaceutical companies, but also should be designed to be sufficiently flexible to attract talent as needed from other biopharmaceutical companies;
•    the equity compensation program should align executives’ interests with those of stockholders; and
•    supplemental benefits and perquisites should be limited and used selectively, if at all, in specific circumstances to attract and retain executives.
Within this overall philosophy, the Compensation Committee’s objectives regarding executive officer compensation are to:
•    offer a total compensation program that enables MacroGenics to attract, motivate, and retain individuals who are highly experienced with a proven track record of success, and to provide total compensation that is competitive with the Company’s peers, as described in more detail below;
•    provide annual variable cash incentive awards based on the achievement of individual and corporate performance criteria;
•    make a significant portion of named executive officers’ compensation dependent on MacroGenics’ long-term performance and on enhancing stockholder value by providing appropriate long-term, equity-based incentives and encouraging stock ownership consistent with our executive officer stock ownership guidelines; and
•consider internal equity in the compensation offered to the members of the executive team;

Attract, Motivate, and Retain Highly Qualified Executives
The Compensation Committee believes that the compensation for MacroGenics’ executive officers should be designed to attract, motivate and retain highly qualified executive officers responsible for the success of MacroGenics and should be determined within a framework that rewards performance and aligns the interests of the named executive officers with the interests of the Company’s stockholders.

Balance Corporate and Individual Performance
The Compensation Committee believes that a significant portion of an executive officer’s total compensation should be affected by overall Company performance but also should be affected by the individual’s performance. Incentives are based on meeting criteria in each of these categories and reflect the named executive officer’s overall contributions to the Company.
Reward Named Executive Officers for Meeting MacroGenics’ Strategic Goals and Objectives
The compensation program rewards the Company’s named executive officers for achieving specified corporate and individual performance goals and building stockholder value, and incentivizes long-term retention with MacroGenics. The compensation program is designed to consider these aspects because the Compensation Committee believes it will motivate the executive team to make balanced operational and long-term strategic decisions resulting in strong financial performance, scientific and product development innovation, and the achievement of the Company’s strategic business objectives.
Align Named Executive Officers’ Goals with MacroGenics’ Stockholders’ Interests
The Compensation Committee believes that MacroGenics’ long-term success depends upon aligning executives’ and stockholders’ interests. To support this objective, MacroGenics provides the executive officers with equity accumulation opportunities by awarding stock options and, in certain cases, restricted stock units. Generally, stock option grants vest over a four year period, which supports long-term retention of our executive officers.
Determine Named Executive Officers’ Compensation with Reference to Market Benchmarks
With the assistance of an independent compensation consultant, the Compensation Committee evaluates the compensation for each executive officer’s current position against the compensation data from peer companies, as described below. The Compensation Committee uses competitive compensation data from the annual total compensation study of peer biopharmaceutical companies to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels for executive officers. The Compensation Committee does not tie specific compensation elements or total compensation to any specific percentile relative to peer companies or the broader U.S. market. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data but also factors such as overall Company, business, and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, company constraints, succession planning, and other internal factors.
Use of Independent Compensation Consultant
The Compensation Committee retained Radford, part of the Rewards Solutions practice of Aon, plc ("Radford"), to conduct market research and analysis to assist the committee in developing executive compensation levels for 2020, including appropriate base salaries, bonus percentages and equity awards for our executives. After consultation with Radford, the Compensation Committee determined that Radford was independent and that there was no conflict of interest resulting from retaining Radford for this engagement. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and Nasdaq listing standards.
Oversight and Operation of the Executive Compensation Program
The Compensation Committee is appointed by the Board to review and approve annually the compensation of the Company’s executive officers, assist the Board with its responsibilities related to the compensation of the Company’s directors, officers, and employees, and to oversee the development and administration of the Company’s compensation plans. For details regarding the Compensation Committee’s oversight of the executive compensation program, see the section titled “Corporate Governance-Board Composition and Diversity — Compensation Committee” beginning on page 15 of this proxy statement.
Process for Setting Executive Compensation
In setting executive base salaries and bonuses and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market including a review of peer group data, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, internal pay equity, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and to incentivize a long-term commitment to our Company. The Compensation Committee also considers stockholder advisory votes on executive compensation. In 2019 and 2020 such votes resulted in 97.9% and 89.7%, respectively, of the votes cast approving the compensation paid to the

Company’s named executive officers. The Compensation Committee believes these stockholder advisory votes indicate support for the Company’s executive compensation program.
On an annual basis, the Compensation Committee schedules a series of meetings at which it reviews executive officer compensation. These meetings are used to establish a set of peer companies to use as a benchmark, review market compensation data from those companies as well as data from the biopharmaceutical sector more broadly, obtain input from the committee’s independent compensation consultant and obtain input from the Chief Executive Officer and the Vice President, Human Resources. The Compensation Committee reviews the peer group annually to ensure that each company remains reasonable and appropriate and makes changes to the constituent companies as necessary. Selection parameters are determined for each review of the peer group based on the Company’s profile at the time of the review and all companies are evaluated against the selection criteria. Companies may be removed from the peer group based on falling outside of the selection parameters or due to being acquired while others may be added based on generally meeting the selection parameters and proximity to the Company in terms of business focus. Ultimately, the Compensation Committee strives to select a group of peer companies that is most closely aligned with the Company in terms of size, therapeutic area and business profile.
In addition, as described above, Radford performs an analysis and presents a detailed report to our Compensation Committee and Chief Executive Officer, and makes recommendations for our executives’ compensation. The Chief Executive Officer and the Compensation Committee review and discuss compensation for all executives other than the Chief Executive Officer. The Chief Executive Officer evaluates and provides to the Compensation Committee performance assessments and compensation recommendations for each executive officer other than himself. Dr. Koenig is not present for any Compensation Committee discussions regarding his compensation. Based on those discussions and its discretion, the Compensation Committee then determines and approves the compensation for each executive officer. MacroGenics’ Vice President, Human Resources is present for a portion of these Compensation Committee discussions and, at the request of the Compensation Committee, supplements information provided by Radford.
Compensation packages for each executive officer are analyzed and discussed by the Compensation Committee at least annually. Prior to that review, Radford performs an analysis, considering the goal of market competitiveness. The results of this analysis are presented to the Compensation Committee. The Compensation Committee also considers the executive’s performance and contribution to the Company, internal equity, and other factors. In addition, at any time, the Compensation Committee may request additional information from the Vice President, Human Resources.

Peer Group and Market Data
In conducting its analysis, the Compensation Committee directed Radford to assess the compensation practices of publicly-traded peer companies with a median profile that was substantially similar to that of the Company at the time of review. The peer group was used to set 2020 compensation guidelines, and was constructed from U.S.-based biopharmaceutical companies of a similar size to the Company at the time, by market capitalization ($150M-$1.3B) and number of employees (75-1200 headcount), with at least one product candidate in Phase 2 or Phase 3 of clinical development. As secondary considerations in selecting this peer group, the Compensation Committee also prioritized selecting companies that were focused on oncology therapeutics, those that had been public companies for a relatively shorter period of time and those that had similar levels of R&D expenses. This analysis was conducted in 2019 and resulted in (i) the removal of the following companies from the prior year’s peer group for purposes of establishing the 2020 compensation for our executive officers: Acceleron Pharma Inc., Aduro BioTech, Inc., Arena Pharmaceuticals, Deciphera Pharmaceuticals, Global Blood Therapeutics, and Reata Pharmaceuticals, and (ii) the addition of CASI Pharmaceuticals, Inc., Cellular Biomedicine Group, Inc., Odonate Therapeutics, Inc., Sangamo Therapeutics, Inc., and TG Therapeutics, Inc. The 2019 peer group analysis for purposes of establishing 2020 compensation resulted in the selection of the following companies:

Peer Group
Agenus, Inc.
Aimmune Therapeutics, Inc.
Alder BioPharmaceuticals, Inc.
Atara Biotherapeutics, Inc.
Athenex, Inc.
BioCryst Pharmaceuticals, Inc.
CASI Pharmaceuticals, Inc.
Cellular Biomedicine Group, Inc.
ChemoCentryx, Inc.
Epizyme, Inc.
Five Prime Therapeutics, Inc.
ImmunoGen, Inc.
Inovio Pharmaceuticals, Inc.
Karyopharm Therapeutics, Inc.
Novavax, Inc.
Odonate Therapeutics, Inc.
Sangamo Therapeutics, Inc.
TG Therapeutics, Inc.
Xencor, Inc.
In addition, the Compensation Committee reviewed broader market compensation survey data from Radford’s Global Life Sciences survey reflecting companies of similar size, both in terms of market capitalization and number of employees, operating in the biopharmaceutical industry. The analysis of the peer companies above and this additional market data were used in determining salary, non-equity compensation targets and equity awards for 2020, including in confirming that compensation was competitive both in terms of each element of compensation and total compensation. The Compensation Committee used the data from the 2019 peer companies to determine appropriate base salary increases and equity grants to award to executive officers who were promoted during that year.
Market data is used to determine whether a named executive officer’s salary, bonus opportunity and equity incentives are competitive both in terms of each element of compensation and total compensation. When setting the compensation for the named executive officers for 2020, Radford prepared an extensive analysis of compensation-related data specific to the life science industry and recommendations to review prior to making any compensation decisions.
 Internal Equity
The Compensation Committee considers internal equity for all employees including, but not limited to, its named executive officers when determining compensation to ensure that the Company is fair in its compensation practices across all levels and to ensure that there is no discrimination in compensation practices among employees.

Individual Performance
In early 2021, the Chief Executive Officer reviewed and evaluated the 2020 performance of the other executive officers based on the Company’s performance in 2020 and each individual’s achievements in 2020 against their established objectives that had been set early in the year. Based on this evaluation, the Chief Executive Officer made recommendations to the Compensation Committee for each other executive officer regarding base salary adjustments for 2021, bonuses to be paid based on 2020 performance, adjustments to target bonus percentages, if any, and 2021 equity grants. The Compensation Committee discussed recommendations with the Chief Executive Officer and evaluated them in light of each individual’s performance as well as benchmark data provided by the committee’s compensation consultant.
In early 2021, the Compensation Committee also reviewed and evaluated the 2020 performance of the Chief Executive Officer, based on the Company’s performance in 2020 against its objectives and the overall value of the Chief Executive Officer’s contributions to that effort.
Based on the performance evaluations, each named executive officer received a performance rating for his or her 2020 performance. The performance rating was used to determine 2021 base salary adjustments, bonuses to be paid, adjustments to target bonus percentages and equity grants. For 2020 performance, each named executive officer received a rating that reflected that they had met or exceeded their target individual performance.
Elements of Compensation
The Compensation Committee believes that the most effective compensation program is one that provides a competitive base salary, rewards the achievement of established annual and long-term goals and objectives and provides an incentive for retention. For this reason, the compensation program is comprised of three primary elements: base salary, a performance-based cash incentive bonus program and equity awards. The Compensation Committee believes that these three elements are the most effective combination to motivate and retain the named executive officers.
The Compensation Committee has not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, but generally seeks to provide an overall executive compensation package designed to attract, motivate, and retain highly qualified executive officers, to reward them for performance over time, and to align the interests of the named executive officers with the interests of the stockholders.
Base Salary
The Compensation Committee’s philosophy is to maintain base salaries at a competitive level sufficient to recruit and retain individuals possessing the skills and capabilities necessary to achieve the Company’s goals over the long-term. The Company provides an annual salary to each named executive officer designed to reflect that person’s level of responsibility, expertise, skills, knowledge, and experience. When determining 2020 base salaries, the Compensation Committee considered each named executive officer’s performance in light of the individual’s 2019 performance and achievement of Company objectives, as well as the peer group data described above, and made adjustments, as appropriate, to assist the Company in retaining this expertise, skill, and knowledge at the Company. These base salary increases for fiscal year 2020 were effective as of February 24, 2020,

The 2020 base salaries for the named executive officers as of December 31, 2020 were:

Executive	Base Salary ($)	Percentage Increase in Base Salary from December 31, 2019 (%)
Scott Koenig, M.D., Ph.D.	635,000	3
James Karrels	417,768	3
Ezio Bonvini, M.D.	450,883	3
Stephen Eck, M.D. (1)	480,000	N/A
Eric Risser	417,362	3
(1)    Dr. Eck joined the Company on July 1, 2020.

Annual Incentive Cash Bonus
Our bonus plan is designed to motivate and reward our executives for achievements relative to our goals and expectations for each fiscal year. Each executive officer has a target bonus opportunity, defined as a percentage of his or her earned base salary. Following the end of each year, our Compensation Committee, in its discretion, determines bonuses. Material considerations in determining bonuses include the overall performance of the Company, the level of achievement of the corporate objectives for the year and an executive officer’s performance against his or her individual objectives for the year; and the executive’s handling of unplanned events and opportunities. The Compensation Committee considers the Chief Executive Officer’s input with respect to the Company’s performance against our established corporate objectives. Based on these factors and the judgment of our Compensation Committee, we approved the bonuses in the table below for our named executive officers for the fiscal year ended December 31, 2020.
The target bonus is set as a percentage of the named executive officer’s base salary, with such percentages being evaluated in the context of market data as described above. The Compensation Committee believes that the higher the individual’s position within the Company, the more closely his or her bonus award should be tied to the Company’s success. The Chief Executive Officer’s bonus is based solely on the achievement of the 2020 corporate objectives described below, subject to discretionary adjustment by the Compensation Committee. For each of the other named executive officers, the incentive cash bonus plan for 2020 was weighted differently from that of the CEO. Specifically, 80% of the target bonus was based on corporate achievement and 20% of the target bonus was based on individual performance, with a cap of 150% on the individual performance component. The Compensation Committee chose this allocation because it believed that this recognized the need for the other executive officers to have a substantial portion of their compensation tied to Company performance, while also recognizing the need to focus and incentivize executive officers to achieve their individual performance goals. In contrast, given his senior role at the Company, the Compensation Committee believed that 100% of Dr. Koenig’s bonus compensation should be tied to Company performance, subject to discretionary adjustments by the committee, since he is ultimately responsible for the performance of all aspects of the Company’s business. The Compensation Committee assesses the split between corporate achievement and individual performance on a periodic basis. The Compensation Committee retains the discretion to make adjustments to the calculated bonus based on unexpected or unplanned events, the overall financial condition of the Company, extraordinary performance or underperformance or other individual or corporate factors.
2020 Company Performance Objectives
With regard to evaluating Company performance, early in 2020, the Compensation Committee, with management’s input and recommendation, reviewed and approved a set of Company objectives for 2020. In setting the 2020 objectives, the Board sought to create targets for management that the Compensation Committee believed were consistent with the Company’s long-term strategic plan and in the best interests of stockholders.
However, with the onset of the global COVID-19 pandemic and ensuing impact on global and company business and continued societal uncertainty in mid-2020, the Compensation Committee, with management's input and recommendation, approved a revised set of 2020 performance objectives for the Company in July 2020. The Compensation Committee's intent, in recognition of the challenging global environment, was to ensure alignment between business realities, corporate priorities and goals, and the evaluation of Company performance. The Compensation Committee determined that the 2020 performance objectives warranted adjustments given (1) the unpredictable and extremely unusual circumstances involving the global COVID-19 pandemic and its ensuing impacts, including the cessation or delay of certain programs due to diminished likelihood of health facility access for certain trials and an increased focus on infrastructure in response to the global pandemic; and (2) a strategic reprioritization of clinical and pre-clinical programs. In early 2021, the Compensation Committee evaluated the Company’s performance against the modified 2020 objectives.
The modified 2020 company performance objectives were divided into three categories labeled as Clinical Pipeline, Pre-Clinical Programs and Infrastructure. The Clinical Pipeline objectives related to achieving Biologics License Application ("BLA") approval of margetuximab by the FDA, advancing clinical-stage programs with expected enrollment targets and timing for each ongoing clinical trial, and the anticipated timing for initiation of each new clinical trial that was to be started in 2020. The Pre-Clinical Program objectives related to the identification and testing of potential new molecules for clinical testing in 2021 through 2023, consistent with the Company’s long-term strategic objectives. The Infrastructure objectives related to business development, compliance, the development of capabilities required for the long-term success of the organization, and the management and stewardship of the Company’s cash and other resources compared with budget and the Company’s strategic plan. In evaluating overall performance, Clinical Pipeline objectives were given a 60% weighting, Pre-Clinical Program objectives were given a 10% weighting, and Infrastructure objectives were given a 30% weighting.
In making its assessments of performance at the end of the year, the Board determined that the Clinical Pipeline objectives had been partially met, the Pre-Clinical Program objectives fully met, and the Infrastructure objectives had been slightly exceeded. Given the weighting of each category, in the aggregate, the Board determined that the Company had achieved 96% of the 100% possible against these objectives. In addition, the Compensation Committee determined that a 4% performance supplement for the Company was merited, not only for the corporate progress achieved, but also in recognition of the efforts put forth, and successes achieved, in navigating the highly uncertain and challenging environment as a result of the global pandemic. In aggregate, this resulted in a combined 100% Company performance rating for 2020.
2020 Individual Performance Objectives
The individual objectives for each of the named executive officers, other than the Chief Executive Officer, were established between each such named executive officer and the Chief Executive Officer during 2020. These objectives were established, in the Chief Executive Officer’s judgment, to provide the greatest opportunity for the Company to meet its annual and long-term objectives. At the end of the year, the Chief Executive Officer, along with the Compensation Committee, evaluated the performance of each such named executive officer and assigned an achievement percentage against the individual objectives for each such named executive officer.
For 2020, the bonus targets for each named executive officer, each individual’s achievement against those targets and the amount paid to those individuals were as follows:

Executive	Target Bonus Percentage (%) (1)	Target Bonus ($)	Performance Achievement for 2020 (%) (2)	Bonus Amount Paid ($) (3)
Scott Koenig, M.D., Ph.D. (4)	60	381,000	100	381,000
James Karrels	40	167,107	104	173,791
Ezio Bonvini, M.D.	40	180,353	102	183,960
Stephen Eck, M.D. (5)	40	96,000	102	97,920
Eric Risser	40	166,945	102	170,284

(1)    Target bonus percentages are set as a percentage of the named executive officer’s base salary.
(2)    Performance achievement percentage for 2020 reflects weighted combined 2020 Company and individual performance, which includes Compensation Committee discretion based on factors as described above.
(3)    Amounts were paid in the first quarter of 2021.
(4)    The Chief Executive Officer’s annual incentive cash bonus is based solely on achievement of the 2020 Company performance objectives and the discretion of the Compensation Committee.
(5)    Dr. Eck joined the Company on July 1, 2020, therefore his bonus was prorated for 2020.

Equity Awards
We typically grant stock option awards at the start of employment to each employee, including our named executive officers. In addition, employees, including named executive officers, have typically been granted stock option awards on an annual basis. According to our peer group analysis, as described above, stock option awards are the most prevalent long-term incentive equity vehicle utilized by the Company’s peer group. The Compensation Committee believes these equity awards encourage retention and align compensation for our named executive officers with the long-term objectives of the Company. As the option holder only receives value if our stock price appreciates, the Compensation Committee believes stock options promote pay for performance. The Compensation Committee also retains discretion to make additional targeted equity awards, in the form of options or other types of awards, in certain circumstances.
The annual stock option grants, and any discretionary additional targeted equity awards to our executive officers, are evaluated by the Compensation Committee in the context of each executive officer’s total compensation and take into account the market data provided by Radford in addition to the individual employment situation of each executive officer. In the case of executive officers other than the Chief Executive Officer, the Compensation Committee also takes into account the recommendations of the Chief Executive Officer with regards to appropriate grants and any particular individual circumstances. Our stock option grants to executive officers are typically awarded on the date that the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our per-share closing-price valuation on the date of grant. Time vested stock option grants to our executives typically vest 12.5% six months after the date of grant with the remainder vesting in equal installments over the following 14 quarters. The Compensation Committee retains discretion to make adjustments to the vesting schedule and types of awards as may be necessary to meet the Company’s long-term objectives.
The Company’s 2013 Plan also permits granting specified types of equity incentives other than stock options. The Compensation Committee retains the discretion to issue grants of other types of incentives under this plan based on market data provided by Radford, the individual employment situation of each named executive officer and the best interests of the Company. In particular in May 2020, the Compensation Committee awarded restricted stock units to Dr. Bonvini. The one-time restricted stock unit grant was made in recognition of, and as compensation for, Dr. Bonvini's additional service to the Company as interim Chief Medical Officer and interim Head of Clinical Development during 2020, prior to the Company's hiring of Dr. Eck.
 Summary Compensation Table
The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2020, 2019, and 2018 by the named executive officers:

Name and Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (2)	Nonequity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Scott Koenig, M.D., Ph.D.	2020	655,865	—	—	2,065,873	381,000	8,550	3,111,288
President, Chief Executive Officer and Director	2019	590,019	—	—	3,818,152	307,017	8,400	4,723,588
	2018	598,500	—	—	4,289,558	309,425	8,250	5,205,733

James Karrels	2020	431,496	—	—	641,133	173,791	8,550	1,254,970
Senior Vice President, Chief Financial Officer and Corporate Secretary	2019	387,600	—	—	1,248,242	137,255	8,400	1,781,497
	2018	390,000	—	—	1,334,529	148,512	8,250	1,881,291

Ezio Bonvini, M.D.	2020	465,699	—	249,700	712,370	183,960	8,550	1,620,279
Senior Vice President, Research and Chief Scientific Officer	2019	418,952	—	—	1,321,668	147,784	8,400	1,896,804
	2018	425,000	—	—	1,334,529	160,140	8,250	1,927,919

Stephen Eck, M.D. (5)	2020	236,308	—	—	4,788,880	97,920	7,089	5,130,197
Senior Vice President, Clinical Development and Chief Medical Officer

Eric Risser	2020	431,077	—	—	641,133	170,284	8,550	1,251,044
Senior Vice President, Business Development and Portfolio Management and Chief Business Officer	2019	387,806	—	—	1,248,242	135,177	8,400	1,779,625
	2018	393,404	—	—	1,334,529	148,549	8,250	1,884,732

(1)On January 1, 2019, we changed from a semimonthly payroll schedule to a biweekly payroll schedule. As a result of this timing, 2019 salary amounts reflect only 50 weeks of salary, rather than a full year. Due to the timing of biweekly pay dates, 2020 salary amounts reflect 54 weeks of salary.
(2)The amounts reflect the grant date fair value for awards granted during the year indicated. The grant date fair value was computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.
(3)All amounts shown represent earnings for services performed during the fiscal year under our annual incentive cash bonus plan described beginning on page 26. The amounts reflect the performance bonuses paid in 2021 for performance during 2020; the performance bonuses paid in 2020 for performance during 2019; and the performance bonuses paid in 2019 for performance during 2018.
(4)The amounts represent matching contributions made under our 401(k) plan.
(5)Dr. Eck joined the Company on July 1, 2020.

Grants of Plan-Based Awards
The following table sets forth information with respect to all plan-based awards granted during the fiscal year ended December 31, 2020 to the Company’s named executive officers:

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($) (1)	All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($ per share) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
Scott Koenig, M.D., Ph.D.		381,000
	2/20/2020		—	290,000	11.50	2,065,873
James Karrels		167,107
	2/20/2020		—	90,000	11.50	641,133
Ezio Bonvini, M.D.		180,353
	2/20/2020		—	100,000	11.50	712,370
	5/14/2020		10,000	—	0.00	249,700
Stephen Eck, M.D.		96,000
	7/1/2020		—	200,000	28.87	4,788,880
Eric Risser		166,945
	2/20/2020		—	90,000	11.50	641,133
(1)    Reflects target awards under the Company’s annual incentive cash plan. There are no threshold or maximum award levels under this plan, except for a maximum on the individual performance component of the annual incentive cash compensation. For information about the actual payouts under the plan, which were determined by the Compensation Committee on February 22, 2021, see “Executive Compensation Discussion and Analysis — Elements of Compensation-Annual Incentive Cash Bonus” and the “Summary Compensation Table.”
(2)    Reflects restricted stock units granted to Dr. Bonvini, which will vest in equal installments on the first and second anniversaries of the date of grant.
(3)    Reflects equity grants made to named executive officers in the first quarter of 2020 in connection with the Compensation Committee’s review of 2019 performance, except as to Dr. Eck, who received his equity grant upon hire on July 1, 2020.
(4)    Exercise or base price represents the market closing stock price on the date of award.
(5)    The amounts reflect the grant date fair value for awards granted on the date indicated. The grant date fair value was computed in accordance with ASC 718, Compensation-Stock Compensation. The assumptions used in the valuation of these awards are set forth in Note 7 to our financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the value of all unexercised options and unvested restricted stock units previously awarded to the Company’s named executive officers as of December 31, 2020:

	Option Awards					Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable	Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (2)
Scott Koenig, M.D., Ph.D.	1/6/2013	53,265	—	1.51	1/5/2023
	10/9/2013	152,525	—	16.00	10/9/2023
	12/12/2014	140,000	—	29.68	12/12/2024
	12/18/2015	150,000	—	31.43	12/18/2025
	2/15/2017	191,761	8,239	20.53	2/15/2027
	3/2/2018	154,687	70,313	28.94	3/2/2028
	2/21/2019	113,749	146,251	21.88	2/21/2029
	2/20/2020	54,375	235,625	11.50	2/20/2030
James Karrels	3/14/2012	1,000	—	0.94	3/13/2022
	1/6/2013	13,316	—	1.51	1/5/2023
	10/9/2013	48,791	—	16.00	10/9/2023
	12/12/2014	40,000	—	29.68	12/12/2024
	12/18/2015	45,000	—	31.43	12/18/2025
	2/15/2017	54,480	520	20.53	2/15/2027
	3/2/2018	48,125	21,875	28.94	3/2/2028
	2/21/2019	37,187	47,813	21.88	2/21/2029
	2/20/2020	16,875	73,125	11.50	2/20/2030
Ezio Bonvini, M.D.	10/9/2013	24,395	—	16.00	10/9/2023
	12/12/2014	50,000	—	29.68	12/12/2024
	12/18/2015	55,000	—	31.43	12/18/2025
	9/14/2016	30,000	—	28.94	9/14/2026
	2/15/2017	67,236	264	20.53	2/15/2027
	3/2/2018	48,125	21,875	28.94	3/2/2028
	2/21/2019	39,375	50,625	21.88	2/21/2029
	2/20/2020	18,750	81,250	11.50	2/20/2030
						10,000	228,600
Stephen Eck, M.D.	7/1/2020	—	200,000	28.87	7/1/2030
Eric Risser	3/14/2012	500	—	0.94	3/13/2022
	1/6/2013	8,500	—	1.51	1/5/2023
	10/9/2013	24,395	—	16.00	10/9/2023
	12/12/2014	50,000	—	29.68	12/12/2024
	12/18/2015	45,000	—	31.43	12/18/2025
	9/14/2016	25,000	—	28.94	9/14/2026
	2/15/2017	54,785	215	20.53	2/15/2027
	3/2/2018	48,125	21,875	28.94	3/2/2028
	2/21/2019	37,187	47,813	21.88	2/21/2029
	2/20/2020	16,875	73,125	11.50	2/20/2030
(1)    Options vest and become exercisable with respect to (a) 12.5 percent of the underlying shares six months after the grant date and (b) the remainder of the underlying shares in 14 substantially equal quarterly installments.
(2)    Reflects restricted stock units granted to Dr. Bonvini on May 14, 2020, which will vest in equal installments on the first and second anniversaries of the date of grant. The market value is based on the closing stock price of the date on grant.

Option Exercises and Stock Vested
The following table sets forth certain information concerning the exercise of stock options and vesting of restricted stock units held by the named executive officers during the fiscal year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized Vesting ($)
Scott Koenig, M.D., Ph.D.	133,163	782,998	—	—
James Karrels	16,973	139,424	—	—
Eric Risser	33,274	523,308	—	—

(1)    This amount represents the difference between the closing market price of the Company’s common stock, as reported on Nasdaq, on the date of exercise, and the exercise price per share exercised.

Perquisites and Other Personal Benefits
All of the named executive officers are eligible to participate in the Company’s employee benefit plans, including health, dental, and vision insurance, a prescription drug plan, flexible spending accounts, short and long-term disability, life insurance, and a 401(k) plan. These plans are offered to all employees and do not discriminate in favor of named executive officers.
Tax and Accounting Implications
In evaluating compensation program alternatives, the Compensation Committee considers the potential impact on the Company of Section 162(m) of the Internal Revenue Code. Section 162(m) eliminates the deductibility of compensation over $1 million paid to the chief executive officer and three other most highly-compensated named executive officers (other than the chief executive officer), unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017 and not materially modified on or after such date.
To the extent a named executive officer would otherwise earn over $1 million in compensation in any calendar year, the Compensation Committee generally endeavors to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining a competitive, performance-based compensation program. However, tax consequences are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof and the timing and nature of various decisions by officers regarding stock options) that are beyond the control of either the Compensation Committee or the Company. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives and fit within the Compensation Committee’s guiding principles. Also, the actual impact of the loss of deduction for compensation paid to the chief executive officer and the other three most highly compensated executives over the $1 million limitation may be small and have a de minimis impact on the Company’s overall tax position. For these and other reasons, the Compensation Committee, while considering tax deductibility as a factor in determining compensation, will not limit compensation to those levels or types that will be deductible when it believes doing so is in the best interests of the Company and its stockholders.
Anti-Hedging and Anti-Pledging Policies
Our insider trading policy prohibits all directors and officers from pledging or engaging in hedging or similar transactions in our stock, including but not limited to prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls and short sales.
Recoupment of Incentive Compensation Policy
In February 2021, our Board adopted a policy designed to allow for the recoupment of certain compensation in the event of certain misconduct by our current and former Section 16 officers. The policy allows for the recoupment of compensation that is granted, earned or vested based in whole or in part on the attainment of certain financial reporting measures. We may recover such compensation in the event of an accounting restatement to which a current or former Section 16 officer of the Company knowingly contributes, and the officer violates SEC rules and regulations, Company policy, or willfully commits an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of their duties, as determined by the final disposition of any related action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other completed proceeding.
Stock Ownership and Retention Guidelines
In February 2021, our Board adopted Officer and Director Stock Ownership and Retention Guidelines (the “Stock Ownership Guidelines”), whereby our executive officers and our non-management members of our Board are encouraged to own shares of Company stock in order to promote the alignment of our executive officers and directors with the long-term interests of our stockholders and to further promote our commitment to sound corporate governance. The Stock Ownership Guidelines require the Company's Chief Executive Officer, members of our Board and other Section 16 officers to own a target number of shares (i.e., shares of common stock owned outright and shares of common stock underlying vested stock options). Our Chief Executive Officer is required to achieve a target stock ownership of Company stock that has a value equal to three times the Chief Executive Officer’s base salary. Our Section 16 officers are required to achieve a target stock ownership of Company stock that has a value equal to one times their base salary. Members of our Board are required to achieve a target stock ownership of Company stock that has a value equal to three times the Board annual retainer fees. Members of our Board, our Chief Executive Officer and our other Section 16 officers must be in compliance with the Stock Ownership Guidelines within five years of the Stock Ownership Guidelines becoming effective to them.
Compensation Risk Assessment
Our compensation policies and programs are designed to encourage our employees to remain focused on both our short- and long-term goals. Our management assesses and discusses with our Compensation Committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on the Company in the future. The Compensation Committee believes that the mix of long-term equity incentive, short-term cash incentive bonus and base salary appropriately balances both long- and short-term performance goals.
Overview of Employment and Change in Control Agreements
As of December 31, 2020, the Company had employment agreements in place with each of its named executive officers. The employment agreements provide for certain payments upon a named executive officer’s termination, as described below. All of the named executive officers are “at-will” employees, which means they have no definitive terms of employment.
Dr. Koenig
In October 2013, we entered into an employment agreement with Dr. Koenig.
Dr. Koenig’s employment agreement includes non-competition and non-solicitation provisions that will prohibit him from competing with us, soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason and, with respect to the non- competition provisions, for the period during which he is receiving severance benefits. Under his employment, Dr. Koenig is also subject to confidentiality and invention disclosure and assignment obligations.
Dr. Koenig is eligible to receive severance benefits in specified circumstances. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Dr. Koenig will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control (each as defined below).

The following table summarizes the schedule of severance benefits Dr. Koenig would receive in the event of such a qualifying termination.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	24 months of base salary and target bonus (as in effect immediately prior to termination)	24 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	24 months of base salary and target bonus (as in effect immediately prior to termination)	24 months (or until Dr. Koenig obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested
The following definitions are used in Dr. Koenig’s employment agreement:
•    “Cause” means: (a) a failure to substantially perform the duties with us (if the failure to substantially perform is not cured, if curable, within thirty (30) days after receipt of written notice from the Board of Directors that specifies the conduct constituting Cause under this clause (a); (b) willful misconduct, or gross negligence in the performance of duties to us; (c) the conviction or entry of a guilty plea or plea of no contest with respect to, any crime that constitutes a felony or involves fraud, dishonesty or moral turpitude; (d) commission of an act of fraud, embezzlement or misappropriation against us; (e) a material breach of the fiduciary duty owed to us; (f) engaging in any improper conduct that has or is likely to have an adverse economic or reputational impact on us; or (g) a material breach of the employment agreement.
•    “Change of Control” means: (a) any person (excluding our employee benefit plans) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act directly or indirectly, of securities representing more than fifty percent (50%) of the combined voting power of our then outstanding securities; (b) we consummate a merger, consolidation, share exchange, division or other reorganization or transaction with any other corporation unless our outstanding securities immediately prior to the transaction continue to represent at least 50% of the combined voting power immediately after the transaction; or (c) stockholder approval of the liquidation or winding-up of our company or the consummation of the sale or disposition of all or substantially all of our assets; or (d) during any period of 24 consecutive months, individuals who at the beginning of such period constituted our Board (including for this purpose any new director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period or whose appointment, election or nomination was previously so approved or recommended) cease for any reason to constitute at least a majority of the Board of Directors.
•    “Good Reason” means the occurrence of any of the following events (without the executive’s consent):
(i) material adverse change in functions, duties, or responsibilities that would cause the executive’s position to become one of materially lesser responsibility, importance, or scope or (ii) a material breach of the agreement by us. No resignation will be treated as “good reason” unless (a) the executive has given written notice of such event to us within ninety (90) days after the initial occurrence thereof, (b) we have failed to cure the condition constituting “good reason” within 30 days following the delivery of the notice, and (c) the executive terminates employment within thirty (30) days after expiration of such cure period.
Mr. Karrels
In October 2013, we entered into an employment agreement with Mr. Karrels.
Mr. Karrels’ employment agreement includes a non-competition provision that will prohibit him from competing with us for a period of 18 months following the end of his employment with us for any reason or for the period during which he is receiving severance benefits, as well as a non-solicitation provision that will prohibit him from soliciting our customers or employees, or hiring our employees for a period of two years following the end of his employment with us for any reason. Under his employment agreement, Mr. Karrels is also subject to confidentiality and invention disclosure and assignment obligations.
Mr. Karrels is eligible to receive severance benefits in specified circumstances. Under the terms of the agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non-solicitation, confidentiality and invention assignment provisions, Mr. Karrels will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.
The following table summarizes the schedule of severance benefits Mr. Karrels would receive in the event of such a qualifying termination. Mr. Karrels’ employment agreement contains substantially similar definitions of the terms “Cause,” “Change of Control,” and “Good Reason” as those defined in Dr. Koenig’s agreement, discussed above.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change of Control	12 months of base salary	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	50% of the shares with respect to which the stock option is not vested

Termination occurs within Two Years Following a Change of Control	12 months of base salary and target bonus (as in effect immediately prior to termination)	12 months (or until Mr. Karrels obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which the stock option is not vested
Drs. Bonvini and Eck and Mr. Risser
In the first quarter of 2016, we entered into an employment agreement with each of Dr. Bonvini and Mr. Risser. In the second quarter of 2020 we entered into an employment agreement with Dr. Eck.
Each of their employment agreements includes non-competition and non-solicitation provisions that will prohibit that individual from competing with us, soliciting our customers or employees, or hiring our employees for a period of 12 months following the end of his employment with us for any reason. Each individual is also subject to confidentiality and invention disclosure and assignment obligations.
Each of these individuals is also eligible to receive severance benefits in specified circumstances. Upon his death or termination for disability, each of Drs. Bonvini and Eck and Mr. Risser would be eligible to receive any earned but unpaid bonus obligation relating to the prior fiscal year and certain other accrued but unpaid obligations. Under the terms of each agreement, upon execution and delivery of an irrevocable release of claims against the Company and subject to his continued compliance with the non-competition and non- solicitation, confidentiality and invention assignment provisions, each such individual will be entitled to severance benefits if we terminate his employment without Cause or if he terminates employment with us for Good Reason, absent or in connection with a Change of Control.
The employment agreement for each of Drs. Bonvini and Eck and Mr. Risser contains substantially similar definitions of the terms “Cause,” “Change of Control” and “Good Reason” as those defined in Dr. Koenig’s agreement, discussed above, except that the definition of “Good Reason” in these individuals’ agreements includes a material change in geographic location of his employment of at least 50 miles from our Rockville, Maryland headquarters with no ability to telecommute. The table below summarizes the schedule of severance benefits each of these individuals would receive in the event of a qualifying termination.
The definition of “Disability” in the employment agreement for each of Drs. Bonvini and Eck and Mr. Risser is as follows: (a) the executive being determined to be totally disabled as defined by guidelines of the then-existing Company disability insurance plan in which the executive is participating, or (b) a determination by the Social Security Administration that the executive is “totally disabled” or (c) the executive’s inability to engage in comparable professional activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months.

Scenario	Salary Continuation	Continuation of Health Benefits	Acceleration of Unvested Equity
Absent a Change in Control	12 months of base salary plus a pro-rated target bonus (as in effect immediately prior to termination)	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	None

Termination occurs within One Year Following a Change in Control	12 months of base salary plus target bonus (as in effect immediately prior to termination)	12 months (or until the executive obtains other employment which provides the same type of benefit, if earlier)	100% of the shares with respect to which any stock options and any restricted stock units are not vested

COMPENSATION COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing by MacroGenics under the Securities Act or the Exchange Act.
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
Compensation Committee
Scott Jackson, Chair
Karen Ferrante, M.D.
Jay Siegel, M.D.
David Stump, M.D.

CEO PAY RATIO DISCLOSURE
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, the Company is required to disclose the ratio of our principal executive officer’s annual total compensation to the annual total compensation of our median employee. During fiscal year 2020, the principal executive officer of MacroGenics was our President and Chief Executive Officer, Scott Koenig, M.D., Ph.D. For 2020, the annual total compensation for Dr. Koenig was $3,121,288 and for our median employee was $121,590, resulting in an estimated pay ratio of approximately 26:1.
The median employee, whose compensation is disclosed above, is the same employee whose compensation was disclosed for 2018. In determining to use the same employee’s compensation for this 2020 CEO Pay Ratio disclosure, we observed that there have been no significant changes to our broad-based compensation scheme nor to our employee population, which would significantly impact the compensation of the median employee. In arriving at these conclusions, we considered workforce changes and broader rewards programs delivered to employees in 2020 versus those for 2018.
In accordance with Item 402(u) of Regulation S-K, we identified the median employee by (i) aggregating for each applicable employee (A) annual base salary as of November 30, 2018, or hourly rate multiplied by target work schedule, for hourly employees; (B) the target bonus for 2018; and (C) equity received in 2018; and (ii) ranking this compensation measure for our employees from lowest to highest. This calculation was performed for all employees, excluding Dr. Koenig, whether employed on a full-time, part-time, or seasonal basis.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, we expect the Company’s annually reported pay ratio may vary significantly year over year, given the size of the Company and the potential variability in Company employee compensation.

INFORMATION ABOUT EQUITY COMPENSATION PLANS
The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Stockholders (1)(2)	7,467,603	$21.70	4,626,673
Equity Compensation Plans Not Approved by Stockholders	—	—	—
Total	7,467,603		4,626,673

(1)    Includes securities issuable under the MacroGenics, Inc. 2013 Plan (2013 Plan), the MacroGenics, Inc. 2003 Equity Incentive Plan, and the 2016 Employee Stock Purchase Plan (2016 ESPP).
(2)    Includes (i) 4,003,394 shares of common stock available for issuance under our 2013 Plan and (ii) 623,279 share of common stock available for issuance under our 2016 ESPP. The 2013 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance or transfer pursuant to awards under the 2013 Plan shall be increased on the first day of each year beginning in 2014 and ending in 2023, equal to the lesser of (a) 1,960,168 shares, (b) 4.0% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (c) such smaller number of shares of stock as determined by our Board. The number of securities available for future issuance as of December 31, 2020 increased by 1,960,168 shares as of January 1, 2021, due to the effect of this evergreen provision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information as to the beneficial ownership of our common stock as of March 19, 2021 for:
•    each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•    each of our named executive officers;
•    each of our directors; and
•    all executive officers and directors as a group.
The number of shares beneficially owned and the percentage of shares beneficially owned are based on 59,967,099 shares of common stock outstanding as of March 19, 2021, except as otherwise noted. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, to the best of our knowledge, the following persons have sole voting and investment control with respect to the shares beneficially owned by them. In accordance with SEC rules, if a person has a right to acquire beneficial ownership of any shares of common stock, on or within 60 days of March 19, 2021, upon exercise of outstanding options, vesting of restricted stock units or otherwise, the shares are deemed beneficially owned by that person and are deemed to be outstanding solely for the purpose of determining the percentage of our shares that person beneficially owns. These shares are not included in the computations of percentage ownership for any other purpose. Except as otherwise indicated, the address of each of the named executive officers and directors in this table is 9704 Medical Center Drive, Rockville, Maryland 20850.

Name of Beneficial Owner	Shares of Common Stock (1)	Shares of Common Stock Issuable within 60 Days (2)	Total Number of Shares of Common Stock Beneficially Owned	Beneficial Ownership %
Greater than 5% Stockholders
BlackRock, Inc. and affiliated persons (3)	5,913,790	—	5,913,790	9.9%
BB Biotech AG (4)	4,815,564	—	4,815,564	8.0%
RA Capital Management, L.P. (5)	4,375,217	—	4,375,217	7.3%
Wasatch Advisors Inc. (6)	3,672,416	—	3,672,416	6.1%
The Vanguard Group (7)	3,575,584	—	3,575,584	6.0%
Invesco, Ltd. (8)	3,039,053	—	3,039,053	5.1%
Named executive officers and Directors:
Scott Koenig, M.D., Ph.D. (9)	1,164,150	1,085,165	2,249,315	3.8%
James Karrels (10)	158,460	320,232	478,692	*
Ezio Bonvini, M.D. (11)	91,357	360,645	452,002	*
Stephen Eck, M.D.	—	37,500	—	*
Eric Risser	44,468	331,520	375,988	*
Paulo Costa	59,435	111,467	170,902	*
Karen Ferrante, M.D.	—	69,616	69,616	*
Kenneth Galbraith (12)	46,875	62,000	108,875	*
Edward Hurwitz	18,074	82,773	100,847	*
Scott Jackson	—	65,000	65,000	*
Federica O'Brien	—	2,520	—	*
Jay Siegel, M.D.	—	55,000	55,000	*
David Stump, M.D.	—	82,773	82,773	*
All directors and executive officers as a group (16 persons)	1,584,742	3,163,215	4,747,957	7.9%
*    Represents beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)    Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. The information set forth in the table above is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares.

(2)    Consists of shares of common stock subject to stock options exercisable as of, or within 60 days of March 19, 2021, and shares of common stock issuable under restricted stock unit awards that vest within 60 days of March 19, 2021.
(3)    BlackRock, Inc. and affiliated persons reported sole voting power with respect to 5,700,289 shares of our common stock and sole dispositive power with respect to 5,913,790 shares of our common stock as of February 28, 2021, in a Schedule 13G/A filed with the SEC on March 10, 2021. The address of BlackRock, Inc. and its affiliated persons is 55 East 52nd Street, New York, NY 10055.
(4)    BB Biotech AG and its wholly-owned subsidiary, Biotech Target N.V. reported shared voting power and shared dispositive power with respect to 4,815,564 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on February 12, 2021. The address of BB Biotech AG is Schwertstrasse 6, CH-8200 Schaffhausen, Switzerland. The address of Biotech Target N.V. is Ara Hill Top Building, Unit A-5, Pletterijweg Oost 1, Curaçao.
(5)    RA Capital Management, L.P. and affiliated persons reported shared voting power and shared dispositive power with respect to 4,375,217 shares of our common stock as of December 31, 2020 in a Schedule 13G filed with the SEC on February 16, 2021. The address of RA Capital Management, L.P and its affiliated persons is 200 Berkeley Street, 18th floor, Boston, MA 02116.
(6)     Wasatch Advisors Inc. reported sole voting and sole dispositive power with respect to 3,672,416 shares of our common stock as of December 31, 2020 in a Schedule 13G filed with the SEC on February 11, 2021. The address of Wasatch Advisors Inc. is 505 Wakara Way, Salt Lake City, UT 84108.
(7)    The Vanguard Group and affiliated persons reported shared voting power with respect to 80,268 shares of our common stock, sole dispositive power with respect to 3,456,635 shares of our common stock and shared dispositive power with respect to 118,949 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on February 10, 2021. The address of The Vanguard Group and its affiliated persons is 100 Vanguard Blvd., Malvern, PA 19355.
(8)    Invesco, Ltd. reported sole voting power with respect to 2,776,782 shares of our common stock and sole dispositive power with respect to 3,039,053 shares of our common stock as of December 31, 2020, in a Schedule 13G/A filed with the SEC on February 12, 2021. The address of Invesco, Ltd. is 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309.
(9)    Consists of (i) 53,265 shares of common stock, (ii) 943,103 shares of common stock owned jointly by Dr. Koenig and his spouse, of which Dr. Koenig has shared voting and dispositive power and (iii) 167,782 shares of common stock held by the Scott Koenig Family Trust, an irrevocable trust, of which Dr. Koenig’s spouse and brother-in-law are co-trustees, and of which Dr. Koenig may be deemed to have shared voting and dispositive power.
(10)    Consists of 158,460 shares of common stock jointly owned by Mr. Karrels and his spouse.
(11)    Consists of (i) 83,807 shares of common stock, and (ii) 7,550 shares of common stock held by the Bonvini Family 2015 Irrevocable Trust for the benefit of an immediate family member, of which is managed by a third-party trustee.
(12)    Consists of 46,875 shares of common stock held by Five Corners Capital, Inc. Mr. Galbraith is Managing Director of Five Corners Capital, Inc. and disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2020, we believe that all of our officers, directors and greater than 10% beneficial owners timely filed all reports required by Section 16(a) of the Exchange Act.
HOUSEHOLDING OF PROXY MATERIALS
In order to reduce printing costs and postage fees, we mail only one copy of the Notice, which includes instructions on how to access our 2020 Annual Report and proxy statement on the Internet, and the proxy card to any one address, unless we receive contrary instructions from any stockholder at that address (known as “householding”).
We will deliver upon written or oral request a separate copy of the 2020 Annual Report and proxy statement to any stockholder at a shared address to which a single copy of the above mentioned materials was delivered. If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 9704 Medical Center Drive, Rockville, Maryland 20850, or by calling us at (301) 251-5172. If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or other nominee.
WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov or in the Financials & Filings section of our website at http://ir.macrogenics.com/financial-information.
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote your shares as described in this proxy statement, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the Board and are being mailed or delivered to stockholders by its authority.

By Order of the Board of Directors

James Karrels
Corporate Secretary
Rockville, Maryland
April 2, 2021

MacroGenics

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY:

	INTERNET Go To: www.proxypush.com/MGNX • Cast your vote online • Have your Proxy Card ready. • Follow the simple instructions to record your vote.
	PHONE Call 1-866-284-4925 • Use any touch-tone telephone, 24 hours a day, 7 days a week. • Have your Proxy Card ready. • Follow the simple recorded instructions.
	MAIL • Mark, sign and date your Proxy Card. • Fold and return your Proxy Card Form in the postage-paid envelope provided.

CONTROL NUMBER

<— **Please fold here — Do not separate** —>

MacroGenics, Inc.

Annual Meeting of Stockholders

For Stockholders as of March 19, 2021

TIME: Thursday, May 13, 2021 09:00 AM, Eastern Time
PLACE: To be held virtually -- please visit www.proxydocs.com/MGNX for additional information on virtual meeting registration.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paulo Costa, James Karrels and Jeffrey Peters, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of MacroGenics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2021 Mediant Communications Inc. All Rights Reserved

MacroGenics, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL(S) 1, 2, 3.

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect three Class II directors listed in the proxy materials to hold office until the 2024 Annual Meeting of Stockholders or until their successors are elected and qualified, or until their earlier death, resignation or removal:	FOR	WITHHOLD		
	To vote for all directors mark here:	☐			
	1.01 Kenneth Galbraith	☐	☐		FOR
	1.02 Scott Jackson	☐	☐		FOR
	1.03 David Stump, M.D.	☐	☐		FOR
		FOR	AGAINST	ABSTAIN	
2.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2021.	☐	☐	☐	FOR
3.	To approve, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the proxy materials.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/MGNX

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date